Exhibit 99.d.27

SUB SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 4th day of February, 2021 by and between Schroder Investment Management North America Inc., a Delaware corporation (the “Subadvisor”), and Schroder Investment Management North America Limited, a UK corporation (the “Sub-Subadvisor”).

WHEREAS, the Subadvisor and the Sub-Subadvisor are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services; and

WHEREAS, the Subadvisor has been retained to act as investment sub-advisor pursuant to a Sub-Advisory Agreement, dated of even date herewith (the “Sub-Advisory Agreement”), with Mercer Investments LLC (“Mercer”) with respect to the management of a portion of the assets of one or more series of Mercer Funds (the “Trust”), a Delaware statutory trust registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), which consists of several separate series of shares, each having its own investment objectives and policies, and which is authorized to create additional series in the future; and

WHEREAS, pursuant to Section 2(p) of the Sub-Advisory Agreement, the Subadvisor is permitted to appoint the Sub-Subadvisor as its agent and may delegate the exercise of all or any of the Subadvisor’s powers, discretion and duties in relation to the management of its allocated portion of one or more series of the Trust to the Sub-Subadvisor; and

WHEREAS, the Subadvisor desires to retain the Sub-Subadvisor to assist the Subadvisor, as necessary or desirable, in the provision of the services contemplated by the Sub-Advisory Agreement for that portion of one or more of the Trust’s series’ (each a “Fund”) assets with respect to which the Subadvisor has discretionary authority under the Sub-Advisory Agreement (the “Sub-Advisor Assets”), and Mercer and the board of trustees of the Trust (the “Board”) have approved the same, and the Sub-Subadvisor is willing to render such services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of mutual covenants recited below, the parties agree and promise as follows:

1.         Appointment as Sub-Subadvisor. The Subadvisor hereby appoints the Sub-Subadvisor, and Mercer and the Board have approved such appointment, as its agent and may delegate the exercise of all or any of the Subadvisor’s powers, discretion and duties in relation to the management of the Sub-Advisor Assets to the Sub-Subadvisor. The Sub-Subadvisor agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Subadvisor exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Subadvisor has investment responsibilities, and that a prudent manager would exercise under the circumstances.

2.         Duties of the Sub-Subadvisor.

(a)       Investments. The Sub-Subadvisor is hereby authorized and directed, and hereby agrees, subject to the stated investment objectives, policies and restrictions of each Fund as set forth in such Fund’s prospectus and statement of additional information as currently in effect and as amended from time to time (collectively referred to as the “Prospectus”) and subject to the directions of the Subadvisor, Mercer and the Board, to purchase, hold and sell investments for the Sub-Advisor Assets and to monitor such investments on an ongoing basis. In providing these services, the Sub-Subadvisor will conduct an ongoing program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Advisor Assets. The Subadvisor agrees to provide the Sub-Subadvisor information concerning (i) a Fund; (ii) its assets available or to become available for investment; and (iii) the conditions of a Fund’s or the Trust’s affairs as relevant to the Sub-Subadvisor. For the avoidance of doubt, the Sub-Subadvisor’s authority to manage the Sub-Advisor Assets shall not exceed the Subadvisor’s authority under the Sub-Advisory Agreement.

(b)       Compliance with Applicable Laws, Governing Documents and Trust Compliance Procedures. In the performance of its duties and obligations under this Agreement, provided the Subadvisor has received all applicable notifications in accordance with the Sub-Advisory Agreement, the Sub-Subadvisor shall, with respect to Sub-Advisor Assets, (i) act in conformity with: (A) the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and By-Laws; (B) the Prospectus; (C) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Subadvisor (together, the “Trust Compliance Procedures”); and (D) the instructions and directions received in writing from the Subadvisor or Mercer or the Board; and (ii) conform to and comply with the requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered investment companies’ and Sub-Subadvisor’s duties under this Agreement. The Subadvisor will provide the Sub-Subadvisor with any materials or information that the Sub-Subadvisor may reasonably request to enable it to perform its duties and obligations under this Agreement.

To the extent that is has been provided with all applicable notifications in accordance with the Sub-Advisory Agreement, the Subadvisor will provide the Sub-Subadvisor with reasonable advance notice, in writing, of: (i) any change in a Fund’s investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the Trust’s Declaration of Trust or By-Laws; or (iii) any material change in the Trust Compliance Procedures; and the Sub-Subadvisor, in the performance of its duties and obligations under this Agreement, shall manage the Sub-Advisor Assets consistently with such changes, provided the Sub-Subadvisor has received such prior notice of the effectiveness of such changes from the Trust or the Subadvisor. In addition to such notice, the Subadvisor shall provide to the Sub-Subadvisor a copy of a modified Prospectus and copies of the revised Trust Compliance Procedures, as applicable, reflecting such changes. The Sub-Subadvisor hereby agrees to provide to the Subadvisor in a timely manner, in writing, such information relating to the Sub-Subadvisor and its relationship to, and actions for, a Fund as may be required to be contained in the

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Prospectus or in the Trust’s registration statement on Form N-1A, or otherwise as reasonably requested by the Subadvisor or Mercer.

In order to assist the Trust and the Trust’s Chief Compliance Officer (the “Trust CCO”) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Subadvisor shall provide to the Trust CCO (unless provided on behalf of the Sub-Subadvisor by the Sub-Advisor together with the corresponding information relating to the Sub-Advisor pursuant to the Sub-Advisory Agreement): (i) direct access to the Sub-Subadvisor’s chief compliance officer (the “Sub-Subadvisor CCO”), as reasonably requested by the Trust CCO; (ii) quarterly (or as otherwise reasonably directed) reports confirming that the Sub-Subadvisor has complied with the Trust Compliance Procedures in managing the Sub-Advisor Assets; and (iii) quarterly (or as otherwise reasonably directed) certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Subadvisor’s management of the Sub-Advisor Assets.

(c)       Sub-Subadvisor Compliance Policies and Procedures. The Sub-Subadvisor shall promptly provide the Trust CCO (unless provided on behalf of the Sub-Subadvisor by the Sub-Advisor together with the corresponding information relating to the Sub-Advisor pursuant to the Sub-Advisory Agreement) with copies of: (i) the Sub-Subadvisor’s policies and procedures for compliance by the Sub-Subadvisor with the Federal Securities Laws (together, the “Sub-Subadvisor Compliance Procedures”), and (ii) any material changes to the Sub-Subadvisor Compliance Procedures. The Sub-Subadvisor shall cooperate fully with the Trust CCO so as to facilitate the Trust CCO’s performance of the Trust CCO’s responsibilities under Rule 38a-1 to review, evaluate and report to the Trust’s Board of Trustees on the operation of the Sub-Subadvisor Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Subadvisor Compliance Procedures involving the Sub-Advisor Assets. The Sub-Subadvisor shall provide to the Trust CCO (unless provided on behalf of the Sub-Subadvisor by the Sub-Advisor together with the corresponding information relating to the Sub-Advisor pursuant to the Sub-Advisory Agreement): (i) quarterly (or as otherwise reasonably directed) reports confirming the Sub-Subadvisor’s compliance with the Sub-Subadvisor Compliance Procedures in managing the Sub-Advisor Assets, and (ii) quarterly (or as otherwise reasonably directed) certifications that there were no Material Compliance Matters involving the Sub-Subadvisor that arose under the Sub-Advisor Compliance Procedures that affected the Sub-Advisor Assets. At least annually, the Sub-Subadvisor shall provide a certification to the Trust CCO to the effect that the Sub-Subadvisor has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Subadvisor with the Federal Securities Laws.

(d)       Voting of Proxies. Unless otherwise instructed by the Subadvisor, Mercer or the Trust, the Sub-Subadvisor shall have the power, discretion and responsibility to vote, either in person or by proxy, all securities in which the Sub-Advisor Assets may be invested from time to time, and shall not be required to seek instructions from the Subadvisor, Mercer, the Trust or a Fund. The Sub-Subadvisor shall also provide its Proxy Voting Policy (the “Proxy Policy”), and, if requested by the Subadvisor or Mercer,

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a summary of such Proxy Policy suitable for including in the Prospectus, and will provide the Subadvisor and Mercer with any material amendment to the Proxy Policy within a reasonable time after such amendment has taken effect. If both the Sub-Subadvisor and another person managing assets of a Fund have invested in the same security, the Sub-Subadvisor and such other entity will each have the power to vote its pro rata share of the security.

(e)       Agent. Subject to any other written instructions of the Subadvisor, Mercer or the Trust, the Sub-Subadvisor is hereby appointed the Subadvisor’s and the Trust’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Subadvisor shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Sub-Advisor Assets, provided that, the Sub-Subadvisor’s actions in executing such documents shall comply with federal regulations, all other federal laws, regulations and guidance applicable to registered investment companies and the Sub-Subadvisor’s duties and obligations under this Agreement and the Trust’s governing documents.

(f)       Brokerage. The Sub-Subadvisor will place orders pursuant to the Sub-Subadvisor’s investment determinations for a Fund either directly with an issuer or with any broker or dealer selected by the Sub-Subadvisor, pursuant to this paragraph. In executing portfolio transactions and selecting brokers or dealers, the Sub-Subadvisor will use its best efforts to seek, on behalf of a Fund, the best overall execution available. In assessing the best overall terms available for any transaction, the Sub-Subadvisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Subadvisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) provided to a Fund and/or other accounts over which the Sub-Subadvisor may exercise investment discretion. The Sub-Subadvisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Subadvisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Subadvisor to a Fund. Such authorization is subject to termination at any time by the Board for any reason.

In addition, the Sub-Subadvisor is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers that are affiliated with the Mercer, the Sub-Advisor, the Sub-Subadvisor, the Trust’s principal underwriter, or other sub-advisors (if applicable) if the Sub-Subadvisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Trust’s Rule 17e-1 and Rule 10f-3

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procedures. The Subadvisor will identify all brokers and dealers affiliated with the Trust, the Subadvisor, Mercer and the Trust’s principal underwriter (and the other sub-advisors of the Fund, to the extent such information is necessary for the Sub-Subadvisor to comply with applicable federal securities laws), other than those whose sole business is the distribution of mutual fund shares, who effect securities transactions for customers. The Subadvisor shall promptly furnish a written notice to the Sub-Subadvisor if the information so provided is no longer accurate.

In connection with its management of the Sub-Advisor Assets and consistent with its fiduciary obligation to the Sub-Advisor Assets and other clients, the Sub-Subadvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Subadvisor in the manner the Sub-Subadvisor considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Sub-Advisor’s Assets and to such other clients.

(f)       Securities Transactions. In no instance will any Fund’s portfolio securities be purchased from or sold to the Subadvisor, the Sub-Subadvisor, Mercer, the Trust’s principal underwriter, or any affiliated person the Trust, the Subadvisor, the Sub-Subadvisor or the Trust’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

The Sub-Subadvisor acknowledges that the Trust may rely on Rule 17a-7, Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Sub-Subadvisor hereby agrees that it shall not consult with any other sub-advisor to the Fund, other than the Subadvisor, with respect to transactions in securities for the Sub-Advisor Assets or any other transactions of Fund assets.

The Sub-Subadvisor is authorized to engage in transactions in which the Sub-Subadvisor, or an affiliate of the Sub-Subadvisor, acts as a broker for both the Fund and for another party on the other side of the transaction (“agency cross transactions”). The Sub-Subadvisor shall effect any such agency cross transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other applicable provisions of the federal securities laws and shall provide the Subadvisor and/or Mercer with periodic reports describing any such agency cross transactions executed in connection with the Sub-Advisor Assets. By execution of this Agreement, the Subadvisor authorizes the Sub-Subadvisor or its affiliates to engage in agency cross transactions, as described above. The Subadvisor may revoke its consent at any time by written notice to the Sub-Subadvisor.

The Sub-Subadvisor hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trust’s

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portfolio holdings to any person or entity other than the Subadvisor, the Trust’s custodian, or other persons expressly designated by the Subadvisor.

(g)       Code of Ethics. The Sub-Subadvisor hereby represents that it has adopted policies and procedures and a code of ethics that meet the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. Copies of such policies and procedures and code of ethics and any material changes or supplements thereto shall be delivered to the Subadvisor, Mercer, and the Trust, and any material violation of such policies, and procedures and code of ethics by personnel of the Sub-Subadvisor, the sanctions imposed in response thereto, and any issues arising under such policies, and procedures and code of ethics shall be reported to the Subadvisor, Mercer, and the Trust at the times and in the format reasonably requested by the Subadvisor and the Board of Trustees.

(h)       Books and Records. The Sub-Subadvisor shall maintain separate detailed records of all matters pertaining to the Sub-Advisor Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Subadvisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Subadvisor further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(i)       Information Concerning Sub-Advisor Assets and the Sub-Subadvisor. From time to time as the Subadvisor, Mercer, or the Trust may reasonably request, the Sub-Subadvisor will furnish the requesting party reports on portfolio transactions and reports on Sub-Advisor Assets held in the portfolio, all in such detail as the Subadvisor, Mercer, or the Trust may reasonably request. The Sub-Subadvisor will provide the Subadvisor and Mercer with information (including information that is required to be disclosed in the Prospectus) with respect to the portfolio managers responsible for Sub-Advisor Assets, any changes in the portfolio managers responsible for Sub-Advisor Assets, any material changes in the ownership of the Sub-Subadvisor, or of material changes in the control of the Sub-Subadvisor. The Sub-Subadvisor will promptly notify the Subadvisor and Mercer of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry involving the Fund or any services the Sub-Subadvisor provides for the Fund that could reasonably be expected to have a material adverse effect on the Fund. Upon reasonable request, the Sub-Subadvisor will make available its officers and employees to meet with the Trust’s Board of Trustees to review the Sub-Advisor Assets.

Without limiting the foregoing, the Sub-Subadvisor shall provide the Subadvisor and/or Mercer with such information, materials, certifications and/or reports that the Subadvisor and/or Mercer reasonably request to enable the Subadvisor to discharge its duties under the Subadvisory Agreement and to enable Mercer to discharge its supervisory and oversight responsibilities to the Fund (including, without limitation, to

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assist the Trust’s Chief Compliance Officer to satisfy the requirements contained in Rule 38a-1 under the 1940 Act).

(j)       Valuation of Sub-Advisor Assets. The Sub-Subadvisor agrees to monitor the Sub-Advisor Assets and to notify the Subadvisor and Mercer or its designee on any day that the Sub-Subadvisor determines that a significant event has occurred with respect to one or more securities held in the Sub-Advisor Assets that cause the Sub-Subadvisor to revalue a security. As requested by the Subadvisor or the Trust’s Valuation Committee, the Sub-Subadvisor hereby agrees to provide additional assistance to the Valuation Committee of the Trust, the Subadvisor and the Trust’s pricing agents in valuing Sub-Advisor Assets held in the portfolio, provided, however, that the Subadvisor acknowledges that the Sub-Subadvisor may be contractually limited in the information it is able to provide. Such assistance may include fair value pricing of portfolio securities, as requested by the Subadvisor. The Sub-Subadvisor agrees that, with respect to the Sub-Advisor Assets, it will act, at all times, in accordance with the Trust’s Valuation Procedures, and will provide such certifications or sub-certifications relating to its compliance with the Trust’s Valuation Procedures as reasonably may be requested, from time to time, by the Subadvisor or the Trust.

The Sub-Subadvisor also will provide such information or perform such additional acts as are required for a Fund or the Subadvisor to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the “Securities Act”), and any rule or regulation thereunder. The Subadvisor acknowledges and agrees that the Trust’s custodian is responsible for advising or taking action, including filing proof of claim forms, on behalf of the Fund in any legal proceedings, including bankruptcies or class actions, involving securities held in or formerly held in Sub-Advisor Assets or the issuers of those securities.

(k)       Custody Arrangements. The Sub-Subadvisor, on each business day, shall provide the Subadvisor, Mercer and the Trust’s custodian such information as the Subadvisor, Mercer and the Trust’s custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

(l)       Historical Performance Information. To the extent agreed upon by the parties, the Sub-Subadvisor will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

(m)       Regulatory Examinations. At the expense of the Advisor and/or the Trust, the Sub-Subadvisor will cooperate promptly and reasonably with the Subadvisor, Mercer, and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Fund, Mercer, or the Subadvisor brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

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3.         Independent Contractor. In the performance of its duties hereunder, the Sub-Subadvisor is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Subadvisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Subadvisor.

4.         Services to Other Clients. Nothing herein contained shall limit the freedom of the Sub-Subadvisor or any affiliated person of the Sub-Subadvisor to render investment advisory, supervisory and other services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities. It is understood that the Sub-Subadvisor may give advice and take action for its other clients that may differ from advice given, or the timing or nature of action taken, for a Fund. The Sub-Subadvisor is not obligated to initiate transactions for a Fund in any security that the Sub-Subadvisor, its principals, affiliates or employees may purchase or sell for its or their own accounts or other clients.

5.         [Intentionally omitted].

6.         Compensation. For services rendered by the Sub-Subadvisor as provided in this Agreement, the Subadvisor (and not the Trust or the Advisor) will pay the Sub-subadvisor a sub-sub-advisory fee at the end of each month, in an amount determined based upon the internal Schroders Group Transfer Pricing Policy then in effect.

7.         Representations and Warranties of the Sub-Subadvisor. The Sub-Subadvisor represents and warrants to the Subadvisor and the Trust as follows:

(a)       The Sub-Subadvisor is registered as an investment adviser under the Advisers Act;

(b)       The Sub-Subadvisor is a corporation duly organized and validly existing under the laws of the United Kingdom, with the power to own and possess its assets and carry on its business as it is now being conducted; and

(c)       The execution, delivery and performance by the Sub-Subadvisor of this Agreement are within the Sub-Subadvisor’s powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Subadvisor for the execution, delivery and performance by the Sub-Subadvisor of this Agreement, and the execution, delivery and performance by the Sub-Subadvisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) the Sub-Subadvisor’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Subadvisor.

(d)       The Form ADV of the Sub-Subadvisor provided to the Trust is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the

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circumstances under which they are made, not misleading. The Sub-Subadvisor will promptly provide the Trust with a complete copy of all subsequent amendments to its Form ADV.

8.         Representations and Warranties of the Subadvisor. The Subadvisor represents and warrants to the Sub-Subadvisor and the Trust as follows:

(a)       The Subadvisor is registered as an investment adviser under the Advisers Act;

(b)       The Subadvisor is a limited liability company, duly organized and validly existing under the laws of the State of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)       The execution, delivery and performance by the Subadvisor of this Agreement are within the Subadvisor’s powers and have been duly authorized by all necessary corporate action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadvisor for the execution, delivery and performance by the Subadvisor of this Agreement, and the execution, delivery and performance by the Subadvisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) the Subadvisor’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadvisor; and

(d)       The Subadvisor and Mercer have duly entered into the Sub-Advisory Agreement pursuant to which Mercer authorized the Subadvisor to enter into this Agreement with the Sub-Subadvisor.

9.         Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-Subadvisor and the Subadvisor pursuant to Sections 7 and 8 of this Agreement, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

10.       Liability and Indemnification.

(a)       Liability. The duties of the Sub-Subadvisor shall be confined to those expressly set forth herein, with respect to the Sub-Advisor Assets. The Sub-Subadvisor shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law that cannot be waived or modified hereby. Under no circumstances shall the Sub-Subadvisor be liable for any loss arising out of any act or omission taken by another sub-advisor, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Subadvisor pursuant to this Agreement. Under no circumstances shall either party hereto be liable to the other, or required to provide indemnification to

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the other, for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages, or for any loss incurred by reason of any act or omission of any third party not under its direct supervision and control.

(b)       Indemnification. The Sub-Subadvisor shall indemnify the Mercer, the Trust and each Fund, and their respective affiliates and controlling persons (the “Fund Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which a Fund Indemnified Person sustains as a result of the Sub-Subadvisor’s breach of this Agreement or its representations and warranties herein, willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder, or violation of applicable law; provided, however, that the Fund Indemnified Persons shall not be indemnified for any liability or expenses to the extent such liability or expenses result from a Fund Indemnified Person’s breach of this Agreement or its representations and warranties herein, willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder, or violation of applicable law.

11.       Duration and Termination.

(a)       Duration. This Agreement, unless sooner terminated as provided herein, shall remain in effect from the date of execution (the “Effective Date”), until two years from the Effective Date, and thereafter, for periods of one year, so long as such continuance thereafter is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC). The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder, provided that the Sub-Advisory Agreement remains in full force and effect.

(b)       Termination. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the Trustees of the Trust, the vote of a majority of the outstanding voting securities of the Fund, or the Subadvisor, or (ii) at any time, without the payment of any penalty by the Sub-Subadvisor on not less than 90 days written notice to the Subadvisor. This Agreement may also be terminated as to any Fund at any time by either party hereto immediately upon written notice to the other party in the event of a breach of any provision of this Agreement by the other party. This Agreement shall terminate automatically in the event the Sub-Advisory Agreement is terminated.

This Agreement shall not be assigned and shall terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act. In the event that there is a proposed change in control of the Sub-Subadvisor that would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at

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that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, the Sub-Subadvisor agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies. In the event that such proposed change in control of the Sub-Subadvisor shall occur following either: (i) receipt by the Mercer and the Trust of an exemptive order issued by the SEC with respect to the appointment of sub-advisors absent shareholder approval, or (ii) the adoption of proposed Rule 15a-5 under the 1940 Act, the Sub-Subadvisor (or the Sub-Subadvisor together with the Sub-Advisor) agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of a statement, required by the exemptive order or Rule 15a-5, containing all information that would be included in a proxy statement (an “Information Statement”). In addition, if the Sub-Subadvisor shall resign, the Sub-Subadvisor (or the Sub-Subadvisor together with the Subadvisor) agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of an Information Statement.

This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

12.       Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) Mercer, (b) the Trust’s Board of Trustees, and (c) the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC or No Action position granted by the SEC or its staff, by a vote of the majority of a Fund’s outstanding securities.

13.       Confidentiality. Any information or recommendations supplied by either the Subadvisor or the Sub-Subadvisor, that are not otherwise in the public domain through no fault of the receiving party, independently developed without access utilization of the information of the disclosing party, or previously known to the other party in connection with the performance of its obligations and duties hereunder, including portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except with consent of the disclosing party, as may be required by applicable law or rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, including the custodian. Nothing in this Agreement shall be construed to prevent the Sub-Subadvisor from giving other entities investment advice about, or trading on their behalf, in the securities of a Fund or Mercer. Notwithstanding the foregoing, the Sub-Subadvisor may disclose the total return earned by the Sub-Advisor Assets and may include such total return in the calculation of composite performance information.

14.       Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage

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prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

(a)	If to the Subadvisor:

Schroder Investment Management North America Inc.
7 Bryant Park
New York, NY 10018
Attention: Legal Department
Email: USLegal@schroders.com

(b)	If to the Sub-Subadvisor:

Schroder Investment Management North America Limited
1 London Wall Place
London EC2Y 5AU
U.K.
Attention: Legal Department
E-mail: LegalUK@schroders.com

15.       Governing Law. This Agreement shall be governed by the internal laws of the State of New York without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16.       Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

17.       Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

18.       Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” “affiliates,” “controlling persons” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC, and the term “Fund” or “Funds” shall refer to those Fund(s) for which the Sub-Subadvisor provides investment management services and as are listed on Exhibit A to this Agreement.

19.       Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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20.       Write Down and Conversion Powers. Each party to this Agreement acknowledges, accepts and agrees that, notwithstanding any other provision of this Agreement or any other agreement, arrangement or understanding between the parties:

a.	any liability of the Sub-Subadvisor arising under or in connection with this Agreement may be subject to the exercise of Write-down and Conversion Powers by the Resolution Authority;

b.	Each party to this Agreement will be bound by the effect of any application of any Write-down and Conversion Powers in relation to any such liability and in particular (but without limitation) by:

i.	any reduction in the outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
ii.	any cancellation of any such liability; and
iii.	any conversion of all or part of such liability into shares, other securities or other obligations of the Sub-Subadvisor or any other person that may result from any exercise of any Write-down and Conversion Powers in relation to any such liability;

c.	The terms of this Agreement and the rights of each party to this Agreement hereunder are subject to and may be varied, to the extent necessary, to give effect to any exercise of any Write-down and Conversion Powers in relation to any such liability and each party to this Agreement will be bound by any such variation; and

d.	Shares, other securities or other obligations of the Sub-Subadvisor or any other person may be issued to or conferred on a party to this Agreement as a result of any exercise of any Write-down and Conversion Powers in relation to any such liability.

For purposes of this section:

“Relevant Legislation” means Part 1 of the UK Banking Act 2009, as amended or re-enacted from time to time, any regulations, rules, orders or instruments made thereunder and any other laws, regulations, rules, orders, instruments, or requirements from time to time in force or applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“Resolution Authority” means the Bank of England or any other body which has authority under the Relevant Legislation to exercise any Write-down and Conversion Powers; and

“Write-down and Conversion Powers” means the powers under the Relevant Legislation to cancel, transfer or dilute shares issued by an entity that is a bank or investment firm or

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an affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such an entity or any contract or instrument under which that liability arises, to convert all or part of such a liability into shares, securities or obligations of the entity or any other person, to provide that any such contract is to have effect as if a right had been exercised under it or to suspend any obligation in respect of such a liability.

21.       Miscellaneous. Each party to this Agreement acknowledges, accepts and agrees that, notwithstanding any other provision of this Agreement or any other agreement, arrangement or understanding between the parties:

a.	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto.

b.	This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

c.	If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

d.	Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

e.	The Subadvisor will be treated as a Professional Client under rules of the FCA in the United Kingdom.

f.	For the purposes of the UK Data Protection Legislation, the data controller in respect of any personal data supplied by the Subadvisor to the Sub-Subadvisor is the Sub-Subadvisor. Personal data supplied by the Subadvisor to the Sub-Subadvisor may be processed in accordance with the Schroders Group Privacy Policy which may include the transfer of data outside of the European Economic Area. “UK Data Protection Legislation” shall mean applicable data protection legislation in force from time to time in the U.K.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:	/s/ William P. Sauer	By:	/s/ Shanak Patnaik

	Name: William P. Sauer		Name: Shanak Patnaik
	Title: Authorized Signatory		Title: Authorized Signatory

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED

By:	/s/ Mark A. Hemenetz	By:	/s/ Shanak Patnaik

	Name: Mark A. Hemenetz		Name: Shanak Patnaik
	Title: Authorized Signatory		Title: Authorized Signatory
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